As filed with the Securities and Exchange Commission on March 20, 2023

Registration No. 333-234292

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM F-1

ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRIACELL THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

British Columbia	2834	47-109959
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Suite 300 – 235 15th Street

West Vancouver, BC V7T 2X1

Telephone: (604) 921-1810

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

2804 Gateway Oaks Drive #100,

Sacramento, CA 95833

Telephone: (888) 280-6563

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

31st Floor

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (“Post-Effective Amendment”) to the Registration Statement on Form F-1 (Registration No. File No. 333-234292) previously declared effective by the Securities and Exchange Commission (the “SEC”) on February 23, 2021 (the “Original Registration Statement”) and Amendment No.1 to the Registration Statement previously declared effective by the SEC on November 23, 2021 (the “Amendment” and, together with the Original Registration Statement, the “Registration Statement”) of BriaCell Therapeutics Corp. (the “Company”) is being filed pursuant to the undertakings in the Registration Statement to update and supplement the information contained in the Registration Statement with the results of the fiscal year ended July 31, 2022. This Post-Effective Amendment No. 2 is also being filed by the Company to convert the Registration Statement into a registration statement on Form S-3.

The Registration Statement originally covered (i) a primary offering, or the Offering, of 4,852,353 common units (each, a “Common Unit”), each Common Unit consisting of one common share, no par value per share, and one warrant (each an “IPO Warrant”), and 1,030,000 pre-funded units (each, a “Pre-funded Unit”), each Pre-funded Unit consisting of a pre-funded warrant to purchase one common share at an exercise price of US$0.01 per share (each a “Pre-funded Warrant”) and an IPO Warrant, plus an additional 882,352 common shares and 882,352 IPO Warrants issued pursuant to the underwriters’ overallotment option, (ii) the offering of warrants to purchase a total of 338,236 common shares issued to the representative of the underwriters in the Offering (the “Representative Warrants, and together with the IPO Warrants, the “Warrants”). Subsequent to the Offering and prior to the filing of this Post-Effective Amendment, Warrants to purchase 2,608,537 common shares and all of the pre-funded warrants were previously exercised and 259,059 IPO Warrants were repurchased and cancelled pursuant to our repurchase program. The Registration Statement covers the sale of common shares issuable from time to time upon exercise of such Warrants that remain outstanding and unexercised.

The information included in this filing updates the Registration Statement and the prospectus contained therein, or the Prospectus. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion, dated March 20, 2023

BriaCell Therapeutics Corp.

Prospectus

3,914,183 Common Shares Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to the issuance of up to 3,914,183 common shares, no par value, upon the exercise of the following warrants: (1) warrants to purchase 3,897,109 common shares that were issued as part of a public offering (the “IPO Warrants”) and (2) warrants to purchase a total of 17,074 common shares issued to the representative of the underwriters in the public offering (the “Underwriter Warrants” and, together with the IPO Warrants, the “Warrants”).

Our common shares and IPO Warrants trade on the Nasdaq Capital Market under the symbols “BCTX” and “BCTXW”, respectively and the common shares trade on the TSX under the symbol “BCT”. On March 17, 2023 the closing prices per common share on the Nasdaq Capital Market and TSX were $7.02 and C$9.46 respectively. The closing price per IPO Warrant on the Nasdaq Capital Market was $2.75.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Start-ups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 to read about factors you should consider before buying our securities.

This prospectus is dated

Unless otherwise stated or the context otherwise requires, the terms “BriaCell” “we,” “us,” “our” and the “Company” refer to BriaCell Therapeutics Corp., a British Columbia corporation, and its subsidiaries.

You should rely only on the information contained in this prospectus and any related free writing prospectus that we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities in this offering. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

Overview of the Company

BriaCell (the “Company”) is an immuno-oncology biotechnology company with a strong focus on cancer immunotherapy. Immunotherapies have come to the forefront in the fight against cancer since they harness the body’s own immune system to recognize and destroy cancer cells. BriaCell owns the U.S. patent to SV-BR-1-GM (“Bria-IMT™”), a whole-cell targeted immunotherapy for cancer (U.S. Patent No. 7,674,456), as well as patents related to PKCδ inhibitors (U.S. Patent Nos. 9,364,460 and 9,572,793). The Company is currently advancing our targeted immunotherapy program by prioritizing a Phase I/IIa clinical trial with Bria-IMT™ in combination with an immune checkpoint inhibitor and a companion diagnostic test, BriaDx™, to identify patients most likely to benefit from Bria-IMT™. The Bria-IMT™ regimen was evaluated in four patients in a prior study in 2004-2006 by Dr. Charles Wiseman, the scientific founder, former member of the board of directors of the Company (the “Board”) and principal scientific advisor. Encouraging results were obtained, especially in a patient who matched Bria-IMT™ at HLA-DR alleles and had a grade II tumor. In 2017-2018 BriaCell evaluated 23 patients with advanced breast cancer with the Bria-IMT™ regimen and obtained confirmation of the ability of the Bria-IMT™ regimen to induce regression of metastatic breast cancer in patients who match Bria-IMT™ at least at one HLA allele and/or if they had grade I or grade II tumors. A combination study with the immune checkpoint inhibitor pembrolizumab (KEYTRUDA®) was initiated and the first patient dosing in the “combination therapy” clinical trial occurred in September 2018. BriaCell purchased the KEYTRUDA® for this study as BriaCell does not have an agreement with Merck & Co., Inc. for the supply of KEYTRUDA®. Eleven patients were dosed in the combination therapy trial with Bria-IMT™ and the immune checkpoint inhibitor KEYTRUDA® and subsequently dosing with this combination was discontinued. The study was modified under an amended protocol which evaluates the combination of the Bria-IMT™ regimen with Incyte Corporation experimental drugs retifanlimab (anti-PD-1 antibody similar to pembrolizumab). The study is ongoing.

Corporate Information

Our principal executive offices are located at Suite 300-235 15th Street, West Vancouver, BC V7T 2XI. Our telephone number is (604) 921-1810. Our corporate website is www.briacell.com. The information on our website is not a part of, or incorporated in, this prospectus.

THE OFFERING

The information below is only a summary of more detailed information included elsewhere in this prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in our securities. Please read this entire prospectus, including the risk factors, carefully.

Securities offered by us	3,914,183 common shares, issuable upon exercise of 3,897,109 IPO Warrants and 17,074 Representative Warrants.

Common shares outstanding prior to this offering	15,518,018 common shares

Common shares outstanding after this offering (1)	19,432,201 shares

Use of proceeds	We intend to use the proceeds from the exercise of the warrants to advance our clinical trials and as further set forth in the “Use of Proceeds” section.

Risk factors	An investment in our securities involves significant risks. See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Market and trading symbol for our common shares and IPO Warrants	Our common shares and the IPO Warrants trade on the Nasdaq Capital Market under the symbols “BCTX” and “BCTXW”, respectively and our common shares trade on the TSX under the symbol “BCT”. There is no market or trading symbol for the Representative Warrants.

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(1)	The number of common shares to be outstanding after this offering is based on 15,518,018 common shares outstanding as of March 20, 2023 and excludes the following:

●	4,224,841 common shares issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $6.17;

●	29,578 common shares issuable upon the exercise of outstanding compensation warrants, at a weighted average exercise price of $5.84;

●	1,691,400 common shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $6.22;

●	19,200 common shares issuable upon the exercise of outstanding restricted share units.

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RISK FACTORS

An investment in our common shares involves a high degree of risk. You should carefully consider the risks set forth under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended July 31, 2022, which is incorporated by reference into this prospectus, and in the other reports that we file with the SEC and incorporate by reference into this prospectus, before deciding to invest in our securities. The risks and uncertainties we have described are not the only ones we face.

If any of the events described in these risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially adversely affected. In that event, the trading price of our securities could decline, and you may lose all or part of your investment in our securities. The risks discussed include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” “strategy,” “future,” “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding: possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required under applicable law. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, spinouts or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

The gross proceeds if all the Warrant holders, as of the date of this prospectus, exercise their Warrants will be approximately $20.7 million; however, we are unable to predict the timing or amount of potential Warrant exercises. Accordingly, all such proceeds will be used for working capital and general corporate purposes. It is possible that some, or all, of the Warrants may expire and never be exercised.

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DESCRIPTION OF SECURITIES

The following description of our common shares and Warrants and provisions of our Articles of Incorporation is a summary and does not purport to be complete.

Common Shares

As of March 20, 2023, our authorized share capital, as provided for by our articles, consists of an unlimited number of common shares, no par value, of which 15,508,018 shares are issued and outstanding. All of our outstanding common shares are validly issued, fully paid and non-assessable.

Our common shares are the only securities with respect to which a voting right may be exercised at a meeting of shareholders.

Dividends. Our Shareholders are entitled to receive dividends, as may be declared from time to time and in the sole discretion of the Board. Dividends shall be paid according to the number of Common Shares owned. Dividends may take the form of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways. Shareholders are not entitled to notice of any dividend. We have never paid cash dividends on our capital stock and we do not anticipate paying any dividends in the foreseeable future.

Voting Rights. Each common share is entitled to one vote at a meeting of shareholders.

IPO Warrants

The IPO Warrants are exercisable immediately, have an exercise price of $ 5.3125 per share, and expire five years from the date of issuance.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such fraction (in an amount equal to such fraction multiplied by the exercise price) or round the number of shares to be received by the holder up to the next whole number.

Representative Warrants

The Representative Warrants are exercisable six months after issuance, have an exercise price of $ 6.19 per share, and expire five years from the date of issuance.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Representative Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such fraction (in an amount equal to such fraction multiplied by the exercise price) or round the number of shares to be received by the holder up to the next whole number.

Registration Number

Our registration number under the BCBCA is BC0764547.

LEGAL MATTERS

The validity of the issuance of our common shares offered in this prospectus and certain other legal matters as to Canadian law have been passed upon for us by Bennett Jones LLP, Toronto, Canada.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended July 31, 2022 have been so incorporated in reliance on the report of MNP LLP, independent registered public accountants.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act to register the common shares offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the common shares being offered pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement.

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.

You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Our website can be accessed at www.briacell.com. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that they have gathered their information from sources they believe to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended July 31, 2022 (filed with the SEC on October 28, 2022);
●	Our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2022 (filed with the SEC on December 14, 2022) and our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2023 (filed with the SEC on March 16, 2023);
●	Our Current Reports on Form 8-K filed with the SEC on August 4, 2022, October 28, 2022; December 8, 2022;; February 10, 2023; and February 15, 2023; and
●	The description of our common shares and IPO Warrants included in our Form 8-A12B, filed with the SEC on February 23, 2021, including any amendments filed for the purpose of updating such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past Current Report on Form 8-K that we filed with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to BriaCell Therapeutics Corp., 3rd Floor, Bellevue Centre, 235-15th Street, West Vancouver, British Columbia, Canada V7T 2X1. Copies of the above reports may also be accessed from our website at www.briacell.com. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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BriaCell Therapeutics Corp.

Prospectus

3,914,183 Common Shares Stock Issuable Upon Exercise of Outstanding Warrants

March __, 2023

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of our common shares described in this Post-Effective Amendment No. 2.

SEC registration fee	$8,563.30	*
Accounting fees and expenses	$2,200
Legal fees and expenses	$30,000
Miscellaneous	$2,000
Total	$42,763.30

* Previously paid.

Item 15. Indemnification of Directors and Officers.

Under the British Columbia Business Corporations Act, or BCBA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity (an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, our articles require us to indemnify our directors and former directors (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

II-1

Item 16. Exhibits and Financial Statement Schedules.

Exhibit	Description

1.1	Form of Underwriting Agreement

3.1	Articles of BriaCell Therapeutics Corp, dated July 26, 2006

3.2	Articles of BriaCell Therapeutics Corp, dated October 22, 2019

3.	Notice of Articles, dated November 25, 2014

3.4	Notice of Articles, dated August 22, 2019

3.5	Alteration to Articles, dated February 13, 2023

5.1	Legal Opinion of Bennett Jones LLP

5.2	Legal Opinion of Sichenzia Ross Ference LLP

10.1	Stock Option Plan, dated November 25, 2014

10.2	Service Agreement with UC Davis, dated June 11, 2015

10.3	Clinical Study Agreement with Cancer Insight, LLC, dated May 2, 2016

10.4	Amendment #1 to Service Agreement with UC Davis, dated June 12, 2016

10.5	Licensing Agreement between Faller & Williams Technology LLC and Sapientia Pharmaceuticals, Inc., dated March 16, 2017

10.6	Master Services Agreement with KBI Biopharma, Inc., dated March 17, 2017

10.7	Clinical Study Agreement with Cancer Insight, LLC, dated September 29, 2017

10.8	Amendment #2 to Service Agreement with UC Davis, dated August 27, 2018

10.9	First Supplement to Clinical Study Agreement with Cancer Insight, LLC, dated October 18, 2018

10.10	Amendment #1 to Services Agreement with Colorado State University, dated April 2, 2019

10.11	Stem Cell Program Services Agreement with UC Davis, May 3, 2019

10.12	HLA Typing Services Agreement with Histogenetics, dated October 3, 2019

10.13	Procurement Agreement with Catalent Pharma Solutions, LLC, dated June 13, 2019

10.14	Clinical Supply Services Agreement with Catalent Pharma Solutions, LLC, dated June 13, 2019

10.15	Quality Agreement with Catalent Pharma Solutions, LLC, dated June 25, 2019

10.16	Master Services Agreement, dated February 27, 2020

10.17	Cooperative Research and Development Agreement, dated October 28, 2020

10.18	Form of Securities Purchase Agreement (June 2021)

10.19	Form of Placement Agency Agreement (June 2021)

10.20	Form of Registration Rights Agreement (June 2021)

10.21	Form of Underwriting Agreement dated February 22, 2021

10.22+	Compensation Agreement with Dr. William V. Williams, dated August 31, 2021

II-2

10.23+	Compensation Agreement with Dr. William V. Williams, dated June 21, 2022

10.24+	Employment Agreement with Giuseppe Del Priore, dated February 14, 2022

10.25+	Employment Agreement with Gadi Levin, dated March 2, 2022

10.26+	Employment Agreement with Miguel Lopez-Lago, dated May 26, 2022

10.27	Exclusive License Agreement dated August 1, 2022

10.48+	Omnibus Equity Incentive Plan

21.1	List of Subsidiaries

23.1*	Consent of MNP, LLP

23.3	Consent of Bennett Jones LLP (included in exhibit 5.1)

23.2	Consent of Sichenzia Ross Ference LLP (included in exhibit 5.2)

24.1	Power of Attorney (on the signature page heret)

*	Filed herewith.
+	Indicates a management contract or compensatory plan or arrangement.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification by it is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(a)	The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c)	The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the West Vancouver, British Columbia, on this 20th day of March 2023.

BriaCell Therapeutics Corp.

/s/ William V. Williams
William V. Williams
Chief Executive Officer, President, and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. William V. Williams as his true and lawful attorneys-in-fact, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William V. Williams	Chief Executive Officer, President and Director	March 20, 2023
William V. Williams	(Principal Executive Officer)

/s/ Gadi Levin	Chief Financial Officer and Corporate Secretary	March 20, 2023
Gadi Levin	(Principal Accounting and Financial Officer)

/s/ Jamieson Bondarenko	Chairman of the Board of Directors	March 20, 2023
Jamieson Bondarenko

	Director	March 20, 2023
Vaughn C. Embro-Pantalony

/s/ Marc Lustig	Director	March 20, 2023
Marc Lustig
/s/ Martin E. Schmieg	Director	March 20, 2023
Martin E. Schmieg

	Director	March 20, 2023
Rebecca Taub

/s/ Jane A. Gross	Director	March 20, 2023
Jane A. Gross

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